UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2023

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	98-1531250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement

On April 10, 2023, Orchid Merger Sub II, LLC (“Orchid Sub”), a wholly-owned subsidiary of System1, Inc. (the “Company”), entered into a $20.0 million Revolving Note (the “Revolving Note”) with Lone Star Friends Trust (acting by and through its trustee, Stanley Blend, “Lone Star”) and CEE Holding Trust (acting by and through its trustee, Jackson Hole Trust Company, “CEE”, and together with Lone Star, collectively, the “Lenders” and each, a “Lender”), which are trusts established for the benefit of the Company’s co-founders, Michael Blend and Charles Ursini, respectively, in a private transaction approved by the independent and non-interested members of the Company’s Board of Directors (the “Board”). Each Lender provided a $10.0 million commitment for an aggregate principal of $20.0 million under the Revolving Note to Orchid Sub on a several but not joint basis (each, a “Commitment” and, collectively, the “Commitments”).

Any borrowed loan amounts outstanding under the Revolving Note accrue interest at the rate per annum equal to the Secured Overnight Financing Rate (“SOFR”) as administered by the Federal Reserve Bank of New York plus 3.15%. Orchid Sub may borrow amounts under the Revolving Note in increments of $100,000, and may prepay any amounts borrowed at any time without penalty or interest (other than applicable breakage costs, if any). The final maturity date under the Revolving Note is July 10, 2024. The Lenders are also entitled to (i) an unused commitment fee equal to 1.0% per annum of the actual daily amount of total unfunded Commitments under the Revolving Note during the period from the closing date to the maturity date, payable quarterly in arrears and (ii) a closing fee equal to 12.0% of each Lender’s Commitment under the Revolving Note, payable within 180 days of April 10, 2023. In addition, Orchid Sub agreed to reimburse the Lenders for their reasonable and documented costs expenses incurred in connection with the negotiation, documentation and execution of the Revolving Note. The Company will use the Revolving Note for working capital and general corporate purposes.

A copy of the Revolving Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure as set forth in this Item 1.01 is intended to be a summary only and is qualified in its entirety by reference to the Revolving Note.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

As described above under Item 1.01, which information is incorporated by reference herein, on April 10, 2023, Orchid Sub entered into a $20.0 million Revolving Note with the Lenders party thereto.

For a summary description of the terms of the Revolving Note, see the description set forth above under Item 1.01 – Entry Into A Material Definitive Agreement.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Revolving Note, dated April 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	April 12, 2023	By:	/s/ Tridivesh Kidambi
		Name:	Tridivesh Kidambi
		Title:	Chief Financial Officer

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